Exhibit 3.1(j)(ii)


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                              ARTICLES OF AMENDMENT
                              ---------------------

     Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned corporation hereby submits the following amendment(s) to the corporation's Articles of Incorporation.

     1.   The name of the corporation is: MMC OF WASHINGTON, INC.
          (Note; Corporate name listed above must be identical to the records of the office of the Secretary of State)

     2.   The text of EACH amendment(s) as adopted is (are) as follows:
                      ----
                      (Attach separate sheet, if necessary)


                          ARTICLE 1.  NAME AND DURATION
                          -----------------------------

          THE NAME OF THIS CORPORATION IS CHECK MART OF WASHINGTON, INC. AND THE DURATION OF THE CORPORATION'S EXISTENCE SHALL BE PERPETUAL.

     3. If an amendment for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the text of the amendment itself, are as follows:

                                       N/A

     4.   The date of adoption of EACH amendment(s) was:
                                  ----

     5.   The amendment(s) was (were) adopted by:
          Check one of the following statements:

          (  )      The incorporators.  SHAREHOLDER ACTION WAS NOT
                    REQUIRED.

          (  )      The board of directors.  SHAREHOLDER ACTION WAS NOT
                    REQUIRED.

          (  )      Duly approved shareholder action in accordance with the
                    provisions of RCW 23B.10.030 and RCW 23B.10.040.
                         (Note: Please refer to copy of statutes listed on instruction sheet)



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     6.   These Articles will be effective upon filing, unless an extended
          date and/or time appears here:                            , 19__.
                                          --------------------------
          (Note: Extended effective date may not be set at more than 90 days beyond the date the document is stamped "Filed" by the Secretary of State).


     Dated:  January 30, 1995

                                         /s/ Donald Gayhardt
                                   ----------------------------------------
                                   (Signature of person authorized to sign)


                                         Donald Gayhardt, Secretary
                                   ----------------------------------------
                                   (Type or Print Name and Title)



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